UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2012

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

20415 Nordhoff Street, Chatsworth, CA  91311

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets

(1)           On October 12, 2012, MRV Communications, Inc. (the “Company”) completed the sale of all of the shares of its wholly-owned subsidiary Alcadon –MRV AB (“Alcadon”). Alcadon is a Swedish supplier of a wide range of optical communication equipment and passive products (both copper and fiber) from leading global manufacturers, test instruments and tools, technical support and training serving the Scandinavian market. The sale was completed pursuant to a Stock Purchase Agreement, dated as of September 11, 2012 (the “Alcadon Purchase Agreement”), with Deltaco Aktiebolag, a public corporation organized under the laws of Sweden (“Deltaco”). The Alcadon Purchase Agreement and sale of Alcadon were approved by the Company’s stockholders at the Company’s annual meeting of stockholders held on October 11, 2012.

The purchase price paid at closing to the Company by Deltaco was $6.5 million plus estimated net cash as of September 30, 2012 of $1.2 million for an aggregate of $7.7 million. The cash proceeds received were subject to an escrow amount of $0.8 million and other closing costs. The escrow fund is scheduled to be released on December 28, 2012, subject to any ‘true-up’ adjustments or indemnity claims. Prior to the closing, Alcadon paid a cash dividend to MRV in the amount of $3.7 million.

For reporting purposes, the results of operations of Alcadon will be included as income from discontinued operations in the Company’s fourth quarter 2012 results.

Additional information on the financial impact of the transaction is included in Item 9.01(b) below. Further, the foregoing description of the Alcadon Purchase Agreement is not complete and is qualified in its entirety by the full text of the Alcadon Purchase Agreement, which is incorporated by reference hereto as Exhibit 10.1 to this Current Report on Form 8-K.

(2)           On October 16, 2012, the Company completed the sale of its wholly owned subsidiary Pedrena Enterprises B.V., a Dutch company (“Pedrena”). Pedrena is the parent company of Interdata, a French “société anonyme” (“Interdata”). Interdata is a French supplier of a wide range of communications equipment from leading global manufacturers, as well as telecommunications solutions and services, including infrastructure, broadband optical networks, mobile and IP communications, network security, network integration and optimization serving the western European market. Interdata in turn is the parent company of J3TEL, a French “société anonyme” (“J3TEL”). The sale was completed pursuant to a Share Purchase Agreement, dated as of August 1, 2012 (the “Interdata Purchase Agreement”) with IJ Next, a French “société par actions simplifiée,” as Purchaser, a subsidiary of the French company of Holding Baelen Gaillard (“HBG”).

The purchase price was 14.6 million euros ($19.0 million) and was paid in cash at closing by HBG to the Company. Cash proceeds to the Company were subject to closing costs. In addition to the Interdata Purchase Agreement, the Company and Purchaser entered into a Representations and Warranties Agreement on August 1, 2012 (the “Representation and Warranties Agreement”) related to the transaction. In addition to customary representations, warranties, covenants and indemnification obligations, the Representations and Warranties Agreement contains a provision that if the Company does not obtain a representations and warranties insurance policy within 90 days of close of the transaction, and if the Company’s cash falls below $20 million prior to December 31, 2013, the Company will deposit 1.5 million euros (or U.S. equivalent) in an escrow account to secure its indemnification obligations under the Representations and Warranties Agreement.

Additional information on the financial impact of the transaction is included in Item 9.01(b) below. Further, the foregoing description of the Interdata Purchase Agreement and the Representations and Warranties Agreement is not complete and is qualified in its entirety by the full text of the Interdata Purchase Agreement and Representations and Warranties Agreement, which are incorporated by reference hereto as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits

(b)           Unaudited Pro Forma Condensed Consolidated Statements of Operations and Consolidated Balance Sheet

On October 12, 2012, the Company sold all of the issued and outstanding capital stock of Alcadon to Deltaco Aktiebolag for approximately $7.7 million, with $0.8 million reserved in escrow as set forth in the Purchase Agreement. The description of the parties involved, consideration given and treatment of the results of operations, is contained in Item 2.01 above and is incorporated herein by reference.

On October 16, 2012, the Company sold all of the issued and outstanding capital stock of Pedrena, parent of Interdata, to HBG for 14.6 million euros ($19.0 million) in cash at the closing. The description of the parties involved, consideration given and treatment of the results of operations, is contained in Item 2.01 above and is incorporated herein by reference.

The following presents our unaudited pro forma statements of operations for the fiscal years ended December 31, 2011, 2010 and 2009 and six months ended June 30, 2012 and 2011 and our unaudited pro forma balance sheet as of June 30, 2012. The pro forma statements of operations give effect to (i) the sale of Alcadon, (ii) the sale of Interdata, and (iii) the combined effect of the sale of Alcadon and Interdata. These financial statements should be read together with the Notes provided thereto.

The unaudited pro forma financial information is for informational purposes only and does not purport to present what our results would actually have been had these transactions actually occurred on the dates presented or to project our results of operations or financial position for any future period.  The information set forth below should be read together with (i) MRV’s unaudited consolidated financial statements as of June 30, 2012 and 2011 included in MRV’s Quarterly Report filed with the SEC on Form 10-Q for the quarter ended June 30, 2012, and (ii) MRV’s audited consolidated financial statements for each of the years in the three-year period ended December 31, 2011, included in MRV’s Annual Report filed with the SEC on Form 10-K for the year ended December 31, 2011.

MRV Communications, Inc.

MRV Communications, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Year ended December 31, 2010
		Adjustments		Company Pro Forma
(In thousands, except share data)	As Reported (1)	Alcadon (a)	Interdata (b)	Without Alcadon and Interdata (c)

Revenue
Product revenue	$185,543	$(28,641)	$(23,240)	$146,257
Service revenue	48,932	(987)	(10,267)	37,678
Total revenue	234,475	(29,628)	(33,507)	183,935
Cost of goods sold	141,336	(19,570)	(20,248)	113,675
Gross profit	93,139	(10,058)	(13,259)	70,260
Operating costs and expenses
Product development and engineering	15,622	—	(160)	15,462
Selling, general, and administrative	71,525	(7,450)	(9,627)	54,448
Total operating costs and expenses	87,147	(7,450)	(9,787)	69,910
Operating income (loss)	5,992	(2,608)	(3,472)	350
Interest Expense	(939)	17	37	(885)
Other income (expense), net	1	330	365	695
Income (loss) before taxes and DEC	5,054	(2,261)	(3,070)	160
Provision (benefit) for income taxes	1,464	(565)	(1,013)	(115)
Income (loss) from continuing operations	$3,590	$(1,696)	$(2,057)	$275
Discontinued operations	$47,190	$1,696	$2,057	$50,943
Earnings (loss) per share
Basic	$0.02			$0.00
Diluted	$0.02			$0.00
Weighted average shares outstanding
Basic	157,569			157,569
Diluted	158,423			158,423

MRV Communications, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Year ended December 31, 2011
		Adjustments		Company Pro Forma
(In thousands, except share data)	As Reported (1)	Alcadon (a)	Interdata (b)	Without Alcadon and Interdata (c)

Revenue
Product revenue	$176,445	$(35,596)	$(26,834)	$129,609
Service revenue	55,665	(1,164)	(11,448)	43,053
Total revenue	232,110	(36,760)	(38,282)	172,662
Cost of goods sold	144,642	(24,287)	(24,961)	110,137
Gross profit	87,468	(12,473)	(13,321)	62,526
Operating costs and expenses
Product development and engineering	14,669	—	(183)	14,486
Selling, general, and administrative	74,749	(14,794)	(9,049)	50,905
Total operating costs and expenses	89,417	(14,794)	(9,232)	65,391
Operating income (loss)	(1,949)	2,321	(4,090)	(2,865)
Interest Expense	(907)	23	28	(856)
Other income (expense), net	(735)	239	630	134
Income (loss) before taxes and DEC	(3,591)	2,583	(3,432)	(3,588)
Provision (benefit) for income taxes	3,392	646	(1,132)	2,906
Income (loss) from continuing operations	$(6,984)	$1,937	$(2,299)	$(6,493)
Discontinued operations	$158	$(1,937)	$2,299	$520
Earnings (loss) per share
Basic	$(0.04)			$(0.04)
Diluted	$(0.04)			$(0.04)
Weighted average shares outstanding
Basic	157,561			157,561
Diluted	157,561			157,561

MRV Communications, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Six months ended June 30, 2011
		Adjustments		Company Pro Forma
(In thousands, except share data)	As Reported (1)	Alcadon (a)	Interdata (b)	Without Alcadon and Interdata (c)

Revenue
Product revenue	$86,204	$(18,085)	$(13,701)	$63,445
Service revenue	26,199	(611)	(5,522)	20,066
Total revenue	112,403	(18,695)	(19,223)	83,511
Cost of goods sold	69,043	(12,299)	(12,748)	52,071
Gross profit	43,360	(6,396)	(6,475)	31,440
Operating costs and expenses
Product development and engineering	7,441	—	(96)	7,345
Selling, general, and administrative	34,427	(3,939)	(4,449)	26,039
Total operating costs and expenses	41,869	(3,939)	(4,545)	33,384
Operating income (loss)	1,491	(2,456)	(1,931)	(1,945)
Interest Expense	(437)	12	14	(411)
Other income (expense), net	(212)	215	46	49
Income (loss) before taxes and DEC	842	(2,229)	(1,871)	(2,307)
Provision (benefit) for income taxes	2,512	(557)	(617)	1,337
Loss from continuing operations	$(1,670)	$(1,672)	$(1,253)	$(3,644)
Discontinued operations	$(740)	$1,672	$1,253	$2,185
Earnings (loss) per share
Basic	$(0.01)			$(0.02)
Diluted	$(0.01)			$(0.02)
Weighted average shares outstanding
Basic	157,510			157,510
Diluted	157,510			157,510

MRV Communications, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Six months ended June 30, 2012
		Adjustments		Company Pro Forma
(In thousands, except share data)	As Reported (1)	Alcadon (a)	Interdata (b)	Without Alcadon and Interdata (c)

Revenue
Product revenue	$77,166	$(16,287)	$(10,845)	$56,275
Service revenue	26,225	(564)	(4,664)	20,997
Total revenue	103,391	(16,851)	(15,509)	77,272
Cost of goods sold	67,278	(11,222)	(11,049)	50,746
Gross profit	36,113	(5,629)	(4,460)	26,526
Operating costs and expenses
Product development and engineering	7,174	—	(84)	7,090
Selling, general, and administrative	35,918	(7,258)	(4,939)	23,722
Total operating costs and expenses	43,092	(7,258)	(5,023)	30,811
Operating income (loss)	(6,979)	1,629	563	(4,286)
Interest Expense	(458)	39	20	(399)
Other income (expense), net	2,281	(43)	157	2,395
Income (loss) before taxes and DEC	(5,156)	1,625	740	(2,289)
Provision (benefit) for income taxes	1,321	(566)	—	755
Income (loss) from continuing operations	$(6,477)	$2,191	$740	$(3,044)
Discontinued operations	$7,975	$(2,191)	$(740)	$5,044
Earnings (loss) per share
Basic	$(0.04)			$(0.02)
Diluted	$(0.04)			$(0.02)
Weighted average shares outstanding
Basic	157,744			157,744
Diluted	157,744			157,744

MRV Communications, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

	As of June 30, 2012
		Adjustments		Impact of Transactions	Company Pro Forma
(In thousands)	As Reported (1)	Alcadon (d)	Interdata (e)	Combined (f)	Without Alcadaon and Interdata (g)

Assets
Current assets:
Cash and cash equivalents	$43,372	$(5,436)	$(6,020)	$29,193	$61,109
Time deposits	2,721	(71)	—		2,650
Accounts receivable, net	43,844	(3,891)	(8,314)		33,324	(h)
Inventories	30,195	(4,719)	(3,171)		22,305
Other receivables	12,316	(30)	—		12,787	(h)
Deferred income taxes	1,417	—	—		1,417
Prepaid and other current assets	7,669	(429)	(1,882)		5,359
Current assets of discontinued operations	—	—	—		—
Total current assets	141,534	(14,576)	(19,387)	29,193	138,950
Property, plant and equipment, net	6,670	(805)	(2,272)		3,593
Goodwill, net	1,334	—	(289)		1,045
Deferred income taxes	4,360	—	(252)		4,108
Other assets	299	—	—		299
Other intangibles, net	400	—	—		400
Noncurrent assets of discontinued operations	—	—	—		—
Total assets	$154,597	$(15,381)	$(22,200)	$29,193	$148,394
Liabilities and Stockholders’ Equity	—				—
Accounts payable	$23,984	$(2,388)	$(2,463)		$19,133
Short-term obligations	6,266	—	—		6,266
Accrued liablities	22,127	(1,621)	(4,045)		16,460
Income taxes payable	(117)	5	547		436
Deferred revenue	12,583	(142)	(4,057)		8,384
Other current liabilities	320	—	(5)		315
Current liabilities of discontinued operations	—	—	—		—
Total current liabilities	65,163	(4,146)	(10,022)	—	50,994
Other long-term liabilities	5,771	(803)	(23)		4,945
Noncurrent liabilities of discontinued operations	—	—	—		—

Stockholders’ Equity					—
Common stock	271	—	—		271
Additional paid-in capital	1,291,102	—	—		1,291,102
Accumulated deficit	(1,205,681)	(10,431)	(12,155)	29,193	(1,196,889)
Treasury stock	(3,271)	—	—		(3,271)
Accumulated other comprehensive loss	1,242	—	—		1,242
Total MRV stockholders’ equity	83,663	(10,431)	(12,155)	29,193	92,455
Total Liabilities and stockholders’ equity	$154,597	$(15,381)	$(22,200)	$29,193	$148,394

MRV Communications, Inc.

Notes to Financial Statements (Unaudited)

Note 1.  Basis of Presentation

The historical information is derived from the historical financial statements of MRV which are incorporated by reference in the proxy statement. The unaudited pro forma consolidated balance sheet as of June 30, 2012 is presented to illustrate the estimated effects of each of the completed sales of Alcadon and Interdata and the completed sales combined and other pro forma transactions as if the transactions had occurred on June 30, 2012. The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2011, 2010 and 2009 and six months ended June 30, 2012 are presented to illustrate the estimated effects of the completed sales and the other pro forma transactions as if the transactions had occurred on January 1st of each year.

Note 2.  Pro Forma Adjustments and Assumptions

Unaudited Pro Forma Consolidated Statements of Operations

(a)        Reflects the historical operations of Alcadon, including intercompany revenues and cost of goods sold with the Company as shown below. These amounts are included in the Company’s unaudited pro forma financial statements based on an existing channel partner agreement under the terms of which Alcadon should continue to purchase products from the Company.

(In thousands, except share data)	Revenues*	Cost of Goods Sold**	Gross Margin*
Year Ended December 31, 2009	$2,231	$2,165	$66
Year Ended December 31, 2010	$6,689	$6,251	$438
Year Ended December 31, 2011	$8,814	$8,111	$702
Six Months Ended June 30, 2011	$5,288	$4,460	$828
Six Months Ended June 30, 2012	$3,028	$2,709	$320

* Revenues and Gross Margin are adjusted on the Company’s pro forma financials

** The Cost of Goods Sold information is adjusted on Alcadon’s pro forma financials

(b)        Reflects the historical operations of Interdata, including intercompany revenues and cost of goods sold with the Company as shown below. These amounts are included in the Company’s unaudited pro forma financial statements based on an existing channel partner agreement under the terms of which Interdata should continue to purchase products from the Company.

(In thousands, except share data)	Revenues*	Cost of Goods Sold**	Gross Margin*
Year Ended December 31, 2009	$4,198	$4,198	$0
Year Ended December 31, 2010	$5,906	$5,906	$0
Year Ended December 31, 2011	$6,781	$6,631	$150
Six Months Ended June 30, 2011	$3,738	$3,616	$123
Six Months Ended June 30, 2012	$3,213	$3,031	$182

* Revenues and Gross Margin are adjusted on the Company’s pro forma financials

** The Cost of Goods Sold information is adjusted on Interdata’s pro forma financials

(c)  Reflects the Company’s historical operations excluding both Alcadon’s and Interdata’s historical operations adjusted for intercompany transactions as noted in (a) and (b) above.

Unaudited Pro Forma Consolidated Balance Sheet

(d)  Adjustment to eliminate the assets and liabilities of Alcadon as of June 30, 2012.

(e)  Adjustment to eliminate the assets and liabilities of Interdata as of June 30, 2012.

(f)   Reflects the estimated net proceeds from the sale of Alcadon and Interdata combined

(in thousands)	Alcadon	Interdata	Combined
Purchase price	$7,671	$19,012	$26,683
Cash Dividend to MRV prior to closing	3,697	—	3,697
Total	11,368	19,012	30,380

Expenses	(382)	(806)	(1,188)

Less Escrow	(767)	0	(767)

Net Proceeds	$10,319	$18,206	$28,425

(g)  Reflects the Company’s historical balance sheet excluding Alcadon and Interdata adjusted for the transaction proceeds.

(h)  Includes $2.6 million comprised of $531,000 and $1.1 million in receivables from Alcadon and Interdata, respectively for payment due on goods and services previously delivered.  After the sale of Alcadon and Interdata is complete these balances which were previously eliminated in consolidation become third-party receivables.  In addition inventory was increased $501,000 related to $320,000 and $182,000 in profit previously recognized from sales to Alcadon and Interdata, respectively.

(d)           Exhibits

Exhibit 10.1

Stock Purchase Agreement, dated as of September 11, 2012, by and between MRV Communications, Inc., as Seller, and Deltaco Aktiebolag, as Purchaser (incorporated by reference from Exhibit 10.1 of Form 8-K filed on September 12, 2012)

Exhibit 10.2

Share Purchase Agreement, dated as of August 1, 2012, between MRV Communications, Inc., as Seller, and IJ Next, as Purchaser, in the presence of Holding Baelen Gaillard (incorporated by reference from Exhibit 10.1 of Form 8-K filed on August 7, 2012)

Exhibit 10.3

Representations and Warranties Agreement dated as of August 1, 2012 between MRV Communications, Inc., as warrantor, and IJ Next, as beneficiary (incorporated by reference from Exhibit 10.2 of Form 8-K filed on August 7, 2012)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:       October 18, 2012

MRV COMMUNICATIONS, INC.

By:	/s/ Stephen Garcia
Stephen Garcia
Chief Financial Officer